Exhibit 99.1

Curtiss-Wright Reports Second Quarter 2023 Financial Results and Raises Full-Year 2023 Guidance

DAVIDSON, N.C.--(BUSINESS WIRE)--August 2, 2023--Curtiss-Wright Corporation (NYSE: CW) reports financial results for the second quarter ended June 30, 2023.

Second Quarter 2023 Highlights:

  Reported sales of $704 million, up 16%;
  Reported operating income of $113 million, operating margin of 16.0%, and diluted earnings per share (EPS) of $2.10;
  Adjusted operating income of $115 million, up 18%;
  Adjusted operating margin of 16.4%, up 30 basis points;
  Adjusted diluted EPS of $2.15, up 18%;
  New orders of $842 million, up 8%, reflecting strong Aerospace & Defense (A&D) market demand, and book-to-bill of 1.2;
  Backlog of $2.8 billion, up 9% year-to-date; and
  Free cash flow (FCF) of $99 million, generating 119% Adjusted FCF conversion.

Raised Full-Year 2023 Adjusted Financial Guidance:

  Sales increased to new range of 7% to 9% growth (previously 4% to 6%), now reflecting growth in all A&D and Commercial end markets;
  Operating income increased to new range of 8% to 11% growth (previously 5% to 8%);
  Maintained operating margin range of 17.4% to 17.6%, up 10 to 30 basis points compared with the prior year;
  Diluted EPS increased to new range of $8.90 to $9.15, up 10% to 13% (previously $8.65 to $8.90); and
  Free cash flow increased to new range of $370 to $400 million (previously $360 to $400 million) and continues to reflect greater than 110% FCF conversion.

"Curtiss-Wright delivered stronger-than-expected second quarter results, highlighted by top-line growth in all of our A&D and Commercial end markets and continued operating margin expansion, as we successfully execute on our Pivot to Growth strategy," said Lynn M. Bamford, Chair and CEO of Curtiss-Wright Corporation. "We also experienced solid order activity, yielding a book-to-bill of 1.2, and continued to grow our backlog driven by strong demand across all three segments."

"Based on the strong first half results and our expectations for continued easing in the defense electronics supply chain, we have increased our full-year sales, operating income, diluted EPS and free cash flow guidance. We now expect growth in all of our A&D and Commercial markets, as we maintain strong alignment with the favorable secular growth trends influencing our business. We remain committed to delivering on our investor day targets through a strong focus on operational excellence and continued investment in Curtiss-Wright's future growth to drive long-term shareholder value.”

Second Quarter 2023 Operating Results

(In millions)	Q2-2023	Q2-2022	Change
Reported
Sales	$704	$609	16%
Operating income	$113	$98	15%
Operating margin	16.0%	16.1%	(10 bps)

Adjusted (1)
Sales	$704	$609	16%
Operating income	$115	$98	18%
Operating margin	16.4%	16.1%	30 bps
(1) Reconciliations of Reported to Adjusted operating results are available in the Appendix.
  Sales of $704 million increased 16% compared with the prior year;
  Total A&D market sales increased 23%, while total Commercial market sales increased 4%;
  In our A&D markets, our results reflected strong organic sales growth driven by the continued easing of defense electronics supply chain headwinds in our defense markets and higher sales in the commercial aerospace market, as well as the contribution from the acquisition of our engineered arresting systems business;
  In our Commercial markets, we experienced solid growth in the power & process markets, despite the wind down on the China Direct AP1000 program, and higher sales in the general industrial market; and
  Adjusted operating income of $115 million increased 18%, while Adjusted operating margin increased 30 basis points to 16.4%, principally driven by favorable overhead absorption on higher revenues in all three segments; Those increases were partially offset by unfavorable mix in the Aerospace & Industrial and Naval & Power segments.

Second Quarter 2023 Segment Performance

Aerospace & Industrial

(In millions)	Q2-2023	Q2-2022	Change
Reported
Sales	$226	$209	8%
Operating income	$36	$32	10%
Operating margin	15.8%	15.6%	20 bps

Adjusted (1)
Sales	$226	$209	8%
Operating income	$36	$32	10%
Operating margin	15.8%	15.6%	20 bps
(1) Reconciliations of Reported to Adjusted operating results are available in the Appendix.
  Sales of $226 million, up $18 million, or 8%;
  Commercial aerospace market revenue increases reflected strong demand and higher OEM sales of sensors products and surface treatment services on narrowbody and widebody platforms;
  Higher general industrial market revenue was principally driven by increased sales of industrial automation products and surface treatment services;
  Higher revenue in the aerospace and naval defense markets reflected the timing of sales for our actuation equipment supporting various programs; and
  Adjusted operating income was $36 million, up 10% from the prior year, while Adjusted operating margin increased 20 basis points to 15.8%, mainly due to solid absorption on higher sales, partially offset by unfavorable mix in actuation and sensors products.

Defense Electronics

(In millions)	Q2-2023	Q2-2022	Change
Reported
Sales	$198	$150	32%
Operating income	$43	$24	77%
Operating margin	21.8%	16.4%	540 bps

Adjusted (1)
Sales	$198	$150	32%
Operating income	$43	$24	77%
Operating margin	21.8%	16.4%	540 bps
(1) Reconciliations of Reported to Adjusted operating results are available in the Appendix.
  Sales of $198 million, up $48 million, or 32%;
  Higher revenue in the aerospace defense market was primarily driven by increased sales of our embedded computing and flight test instrumentation equipment on various fighter jet programs;
  Strong revenue growth in the ground defense market reflected higher sales of tactical battlefield communications equipment;
  Higher commercial aerospace market revenue reflected increased sales of avionics and flight test equipment on various domestic and international platforms; and
  Adjusted operating income was $43 million, up 77% from the prior year, while adjusted operating margin increased 540 basis points to 21.8%, primarily due to favorable absorption on higher A&D revenues.

Naval & Power

(In millions)	Q2-2023	Q2-2022	Change
Reported
Sales	$280	$251	12%
Operating income	$47	$50	(6%)
Operating margin	16.7%	19.9%	(320 bps)

Adjusted (1)
Sales	$280	$251	12%
Operating income	$49	$50	(1%)
Operating margin	17.6%	19.9%	(230 bps)
(1) Reconciliations of Reported to Adjusted operating results are available in the Appendix.
  Sales of $280 million, up $29 million, or 12%;
  Higher aerospace defense market revenues reflected a solid contribution from the arresting systems acquisition and strong demand from international customers;
  Naval defense market revenue increases principally reflected higher revenues on Columbia-class and Virginia-class submarines, partially offset by the timing of revenues on aircraft carrier programs;
  Higher power & process market revenues reflected strong growth in industrial valve sales in the process market as well as solid growth in commercial nuclear aftermarket revenues supporting the maintenance of existing operating reactors; Those increases were partially offset by lower China Direct AP1000 program revenues; and
  Adjusted operating income was $49 million, down 1% from the prior year, while adjusted operating margin decreased 230 basis points to 17.6%, as favorable absorption on higher organic revenues and the contribution from the arresting systems acquisition were offset by an unfavorable mix of products.

Free Cash Flow

(In millions)	Q2-2023	Q2-2022	Change
Net cash provided by operating activities	$111	$31	257%
Capital expenditures	(12)	(9)	40%
Reported free cash flow	$99	$22	341%
Adjusted free cash flow (1)	$99	$22	341%
(1) A reconciliation of Reported to Adjusted free cash flow is available in the Appendix.
  Reported free cash flow of $99 million increased $77 million year over year, primarily due to improvements in working capital;
  Adjusted free cash flow of $99 million; and
  Capital expenditures increased $3 million compared with the prior year.

New Orders and Backlog

  New orders of $842 million increased 8% compared with the prior year and generated an overall book-to-bill of approximately 1.2x, principally driven by strong demand for defense electronics and naval defense products within our A&D markets, and for nuclear aftermarket products within our Commercial markets; and
  Backlog of $2.8 billion, up 9% from December 31, 2022, reflects higher demand in both our A&D and Commercial markets.

Share Repurchase and Dividends

  During the second quarter, the Company repurchased 72,703 shares of its common stock for approximately $12 million; and
  The Company also declared a quarterly dividend of $0.20 a share, an increase of 5% from the previous quarter.

Full-Year 2023 Guidance

The Company is updating its full-year 2023 Adjusted financial guidance(1) as follows:

($ in millions, except EPS)	2023 Adjusted Non-GAAP Guidance (Prior)	2023 Adjusted Non-GAAP Guidance (Current)	Change vs 2022 Adjusted (Current)
Total Sales	$2,655 - $2,710	$2,730 - $2,790	Up 7% - 9%
Operating Income	$463 - $477	$476 - $490	Up 8% - 11%
Operating Margin	17.4% - 17.6%	17.4% - 17.6%	Up 10 - 30 bps
Diluted EPS	$8.65 - $8.90	$8.90 - $9.15	Up 10% - 13%
Free Cash Flow	$360 - $400	$370 - $400	Up 25% - 36%
(1)

Reconciliations of Reported to Adjusted 2022 operating results and 2023 financial guidance are available in the Appendix, and exclude first year purchase accounting costs in both periods associated with acquisitions.

A more detailed breakdown of the Company’s 2023 financial guidance by segment and by market, as well as all reconciliations of Reported GAAP amounts to Adjusted Non-GAAP amounts, can be found in the accompanying schedules. Historical financial results are available in the Investor Relations section of Curtiss-Wright’s website.

Conference Call & Webcast Information

The Company will host a conference call to discuss its second quarter 2023 financial results and updates to 2023 guidance at 10:00 a.m. ET on Thursday, August 3, 2023. A live webcast of the call and the accompanying financial presentation, as well as a webcast replay of the call, will be made available on the internet by visiting the Investor Relations section of the Company’s website at www.curtisswright.com.

(Tables to Follow)

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)
($'s in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Product sales	$583,036	$505,416	$1,107,917	$958,837
Service sales	121,360	103,941	227,339	209,981
Total net sales	704,396	609,357	1,335,256	1,168,818

Cost of product sales	369,549	316,389	713,306	610,916
Cost of service sales	75,274	64,454	140,969	127,986
Total cost of sales	444,823	380,843	854,275	738,902

Gross profit	259,573	228,514	480,981	429,916

Research and development expenses	20,210	23,868	42,234	44,417
Selling expenses	34,273	30,407	66,698	58,499
General and administrative expenses	92,315	76,134	180,659	163,734
Loss on divestiture	—	—	—	4,651

Operating income	112,775	98,105	191,390	158,615

Interest expense	14,992	9,788	27,936	19,318
Other income, net	7,954	4,555	15,721	7,552

Earnings before income taxes	105,737	92,872	179,175	146,849
Provision for income taxes	(24,738)	(22,000)	(41,330)	(35,292)
Net earnings	$80,999	$70,872	$137,845	$111,557

Net earnings per share:
Basic earnings per share	$2.11	$1.84	$3.60	$2.90
Diluted earnings per share	$2.10	$1.83	$3.58	$2.89

Dividends per share	$0.20	$0.19	$0.39	$0.37

Weighted-average shares outstanding:
Basic	38,329	38,429	38,309	38,438
Diluted	38,555	38,654	38,528	38,657

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
($'s in thousands, except par value)

	June 30,		December 31,
	2023		2022
Assets
Current assets:
Cash and cash equivalents	$158,737		$256,974
Receivables, net	751,532		724,603
Inventories, net	545,596		483,113
Other current assets	67,693		52,623
Total current assets	1,523,558		1,517,313
Property, plant, and equipment, net	340,857		342,708
Goodwill	1,555,908		1,544,635
Other intangible assets, net	589,932		620,897
Operating lease right-of-use assets, net	143,814		153,855
Prepaid pension asset	232,557		222,627
Other assets	54,472		47,567
Total assets	$4,441,098		$4,449,602

Liabilities
Current liabilities:
Current portion of long-term debt	$—		$202,500
Accounts payable	233,602		266,525
Accrued expenses	144,073		177,536
Deferred revenue	264,766		242,483
Other current liabilities	78,486		82,395
Total current liabilities	720,927		971,439
Long-term debt	1,176,066		1,051,900
Deferred tax liabilities, net	117,882		123,001
Accrued pension and other postretirement benefit costs	58,267		58,348
Long-term operating lease liability	122,939		132,275
Long-term portion of environmental reserves	13,497		12,547
Other liabilities	93,256		107,973
Total liabilities	$2,302,834	0	$2,457,483

Stockholders' equity
Common stock, $1 par value	$49,187		$49,187
Additional paid in capital	130,846		134,553
Retained earnings	3,297,281		3,174,396
Accumulated other comprehensive loss	(225,375)		(258,916)
Less: cost of treasury stock	(1,113,675)		(1,107,101)
Total stockholders' equity	$2,138,264		$1,992,119

Total liabilities and stockholders' equity	$4,441,098		$4,449,602

Use and Definitions of Non-GAAP Financial Information (Unaudited)

The Corporation supplements its financial information determined under U.S. generally accepted accounting principles (GAAP) with certain non-GAAP financial information. Curtiss-Wright believes that these Adjusted (non-GAAP) measures provide investors with improved transparency in order to better measure Curtiss-Wright’s ongoing operating and financial performance and better comparisons of our key financial metrics to our peers. These non-GAAP measures should not be considered in isolation or as a substitute for the related GAAP measures, and other companies may define such measures differently. Curtiss-Wright encourages investors to review its financial statements and publicly filed reports in their entirety and not to rely on any single financial measure. Reconciliations of “Reported” GAAP amounts to “Adjusted” non-GAAP amounts are furnished within this release.

The following definitions are provided:

Adjusted Sales, Operating Income, Operating Margin, Net Earnings and Diluted EPS

These Adjusted financials are defined as Reported Sales, Operating Income, Operating Margin, Net Earnings and Diluted Earnings per Share under GAAP excluding: (i) the impact of first year purchase accounting costs associated with acquisitions, specifically one-time inventory step-up, backlog amortization, deferred revenue adjustments and transaction costs; (ii) the sale or divestiture of a business or product line; (iii) pension settlement charges; and (iv) significant legal settlements, impairment costs, and costs associated with shareholder activism, as applicable.

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
RECONCILIATION OF AS REPORTED TO ADJUSTED (UNAUDITED)
($'s in thousands)

	Three Months Ended			Three Months Ended
	June 30, 2023			June 30, 2022			% Change
	As Reported	Adjustments	Adjusted	As Reported	Adjustments	Adjusted	As Reported	Adjusted
Sales:
Aerospace & Industrial	$226,260	$—	$226,260	$208,572	$—	$208,572	8%	8%
Defense Electronics	197,722	—	197,722	149,549	—	149,549	32%	32%
Naval & Power	280,414	—	280,414	251,236	—	251,236	12%	12%

Total sales	$704,396	$—	$704,396	$609,357	$—	$609,357	16%	16%

Operating income (expense):
Aerospace & Industrial	$35,665	$—	$35,665	$32,464	$—	$32,464	10%	10%
Defense Electronics	43,180	—	43,180	24,460	—	24,460	77%	77%
Naval & Power(1)	46,782	2,659	49,441	50,001	—	50,001	(6)%	(1)%

Total segments	$125,627	$2,659	$128,286	$106,925	$—	$106,925	17%	20%
Corporate and other	(12,852)	—	(12,852)	(8,820)	—	(8,820)	(46)%	(46)%

Total operating income	$112,775	$2,659	$115,434	$98,105	$—	$98,105	15%	18%

Operating margins:	As Reported		Adjusted	As Reported		Adjusted	As Reported	Adjusted
Aerospace & Industrial	15.8%		15.8%	15.6%		15.6%	20 bps	20 bps
Defense Electronics	21.8%		21.8%	16.4%		16.4%	540 bps	540 bps
Naval & Power	16.7%		17.6%	19.9%		19.9%	(320 bps)	(230 bps)
Total Curtiss-Wright	16.0%		16.4%	16.1%		16.1%	(10 bps)	30 bps

Segment margins	17.8%		18.2%	17.5%		17.5%	30 bps	70 bps

(1) Excludes first year purchase accounting adjustments in the current period.

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
RECONCILIATION OF AS REPORTED TO ADJUSTED (UNAUDITED)
($'s in thousands)

	Six Months Ended			Six Months Ended
	June 30, 2023			June 30, 2022			% Change
	As Reported	Adjustments	Adjusted	As Reported	Adjustments	Adjusted	As Reported	Adjusted
Sales:
Aerospace & Industrial	$428,707	$—	$428,707	$399,684	$—	$399,684	7%	7%
Defense Electronics	359,876	—	359,876	292,618	—	292,618	23%	23%
Naval & Power	546,673	—	546,673	476,516	—	476,516	15%	15%

Total sales	$1,335,256	$—	$1,335,256	$1,168,818	$—	$1,168,818	14%	14%

Operating income (expense):
Aerospace & Industrial	$62,210	$—	$62,210	$57,317	$—	$57,317	9%	9%
Defense Electronics	66,548	—	66,548	47,750	—	47,750	39%	39%
Naval & Power (1)(2)	84,719	5,335	90,054	77,289	5,427	82,716	10%	9%

Total segments	$213,477	$5,335	$218,812	$182,356	$5,427	$187,783	17%	17%
Corporate and other (3)	(22,087)	—	(22,087)	(23,741)	4,876	(18,865)	7%	(17)%

Total operating income	$191,390	$5,335	$196,725	$158,615	$10,303	$168,918	21%	16%

Operating margins:	As Reported		Adjusted	As Reported		Adjusted	As Reported	Adjusted
Aerospace & Industrial	14.5%		14.5%	14.3%		14.3%	20 bps	20 bps
Defense Electronics	18.5%		18.5%	16.3%		16.3%	220 bps	220 bps
Naval & Power	15.5%		16.5%	16.2%		17.4%	(70 bps)	(90 bps)
Total Curtiss-Wright	14.3%		14.7%	13.6%		14.5%	70 bps	20 bps

Segment margins	16.0%		16.4%	15.6%		16.1%	40 bps	30 bps

(1) Excludes first year purchase accounting adjustments in the current period.
(2) Excludes the results of operations from our German valves business, which was sold in January 2022, and the loss on divestiture in the prior year period.
(3) Excludes costs associated with shareholder activism in the prior year period.

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
RECONCILIATION OF AS REPORTED SALES TO ADJUSTED SALES BY END MARKET (UNAUDITED)
($'s in thousands)

	Three Months Ended			Three Months Ended
	June 30, 2023			June 30, 2022			% Change
	As Reported	Adjustments	Adjusted Sales	As Reported	Adjustments	Adjusted Sales	Change in As Reported Sales	Change in Adjusted Sales
Aerospace & Defense markets:
Aerospace Defense	$132,192	$—	$132,192	$94,545	$—	$94,545	40%	40%
Ground Defense	70,875	—	70,875	44,393	—	44,393	60%	60%
Naval Defense	180,956	—	180,956	172,786	—	172,786	5%	5%
Commercial Aerospace	82,033	—	82,033	68,192	—	68,192	20%	20%
Total Aerospace & Defense	$466,056	$—	$466,056	$379,916	$—	$379,916	23%	23%

Commercial markets:
Power & Process	$131,000	$—	$131,000	$125,355	$—	$125,355	5%	5%
General Industrial	107,340	—	107,340	104,086	—	104,086	3%	3%
Total Commercial	$238,340	$—	$238,340	$229,441	$—	$229,441	4%	4%

Total Curtiss-Wright	$704,396	$—	$704,396	$609,357	$—	$609,357	16%	16%

	Six Months Ended			Six Months Ended
	June 30, 2023			June 30, 2022			% Change
	As Reported	Adjustments	Adjusted Sales	As Reported	Adjustments	Adjusted Sales	Change in As Reported Sales	Change in Adjusted Sales
Aerospace & Defense markets:
Aerospace Defense	$232,071	$—	$232,071	$192,549	$—	$192,549	21%	21%
Ground Defense	137,132	—	137,132	83,501	—	83,501	64%	64%
Naval Defense	352,912	—	352,912	335,753	—	335,753	5%	5%
Commercial Aerospace	152,523	—	152,523	129,084	—	129,084	18%	18%
Total Aerospace & Defense	$874,638	$—	$874,638	$740,887	$—	$740,887	18%	18%

Commercial markets:
Power & Process	$251,338	$—	$251,338	$230,143	$—	$230,143	9%	9%
General Industrial	209,280	—	209,280	197,788	—	197,788	6%	6%
Total Commercial	$460,618	$—	$460,618	$427,931	$—	$427,931	8%	8%

Total Curtiss-Wright	$1,335,256	$—	$1,335,256	$1,168,818	$—	$1,168,818	14%	14%

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
RECONCILIATION OF AS REPORTED TO ADJUSTED DILUTED EARNINGS PER SHARE (UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Diluted earnings per share - As Reported	$2.10	$1.83	$3.58	$2.89
First year purchase accounting adjustments	0.05	—	0.10	—
Divested German valves business	—	—	—	0.11
Costs associated with shareholder activism	—	—	—	0.10
Former executive pension settlement expense	—	—	—	0.04
Diluted earnings per share - Adjusted (1)	$2.15	$1.83	$3.68	$3.14

(1) All adjustments are presented net of income taxes.

Organic Sales and Organic Operating Income

The Corporation discloses organic sales and organic operating income because the Corporation believes it provides investors with insight as to the Company’s ongoing business performance. Organic sales and organic operating income are defined as sales and operating income, excluding contributions from acquisitions and results of operations from divested businesses or product lines during the last twelve months, loss from sale of our industrial valves business in Germany, and foreign currency fluctuations.

	Three Months Ended
	June 30,
	2023 vs. 2022
	Aerospace & Industrial		Defense Electronics		Naval & Power		Total Curtiss-Wright
	Sales	Operating income	Sales	Operating income	Sales	Operating income	Sales	Operating income
As Reported	8%	10%	32%	77%	12%	(6%)	16%	15%
Less: Acquisitions	0%	0%	0%	0%	(9%)	0%	(4%)	0%
Foreign Currency	1%	1%	0%	(8%)	0%	(1%)	0%	(2%)
Organic	9%	11%	32%	69%	3%	(7%)	12%	13%

	Six Months Ended
	June 30,
	2023 vs. 2022
	Aerospace & Industrial		Defense Electronics		Naval & Power		Total Curtiss-Wright
	Sales	Operating income	Sales	Operating income	Sales	Operating income	Sales	Operating income
As Reported	7%	9%	23%	39%	15%	10%	14%	21%
Less: Acquisitions	0%	0%	0%	0%	(8%)	0%	(3%)	0%
Loss on divestiture	0%	0%	0%	0%	0%	(7%)	0%	(3%)
Foreign Currency	1%	(1%)	0%	(7%)	0%	(1%)	0%	(4%)
Organic	8%	8%	23%	32%	7%	2%	11%	14%

Free Cash Flow and Free Cash Flow Conversion

The Corporation discloses free cash flow because it measures cash flow available for investing and financing activities. Free cash flow represents cash available to repay outstanding debt, invest in the business, acquire businesses, return capital to shareholders and make other strategic investments. Free cash flow is defined as net cash provided by operating activities less capital expenditures. Adjusted free cash flow excludes: (i) payments associated with the Westinghouse legal settlement in both the current and prior year periods and (ii) executive pension payments in the prior year period. The Corporation discloses adjusted free cash flow conversion because it measures the proportion of net earnings converted into free cash flow and is defined as adjusted free cash flow divided by adjusted net earnings.

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
NON-GAAP FINANCIAL DATA (UNAUDITED)
($'s in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Net cash provided by (used for) operating activities	$110,952	$31,044	$19,353	$(93,271)
Capital expenditures	(12,003)	(8,596)	(22,664)	(19,492)
Free cash flow	$98,949	$22,448	$(3,311)	$(112,763)
Westinghouse legal settlement	—	—	10,000	15,000
Pension payment to former executive	—	—	—	8,214
Adjusted free cash flow	$98,949	$22,448	$6,689	$(89,549)
Adjusted free cash flow conversion	119%	32%	5%	(74%)

CURTISS-WRIGHT CORPORATION
2023 Guidance
As of August 2, 2023
($'s in millions, except per share data)

	2022 Reported (GAAP)	2022 Adjustments (Non-GAAP)(1,3)	2022 Adjusted (Non-GAAP)(1,3)	2023 Reported Guidance (GAAP)		2023 Adjustments (Non-GAAP)(2,3)	2023 Adjusted Guidance (Non-GAAP)(2,3)
				Low	High		Low	High	2023 Chg vs 2022 Adjusted
Sales:
Aerospace & Industrial	$836	$—	$836	$865	$885	$—	$865	$885	4 - 6%
Defense Electronics	$690	$—	$690	$755	$775	$—	$755	$775	9 - 12%
Naval & Power	$1,031	$—	$1,031	$1,110	$1,130	$—	$1,110	$1,130	8 - 10%
Total sales	$2,557	$—	$2,557	$2,730	$2,790	$—	$2,730	$2,790	7 - 9%

Operating income:
Aerospace & Industrial	$137	$1	$138	$145	$150	$—	$145	$150	5 - 9%
Defense Electronics	$155	$—	$155	$174	$180	$—	$174	$180	13 - 17%
Naval & Power	$178	$14	$192	$187	$192	$8	$195	$200	2 - 4%
Total segments	$469	$15	$484	$506	$521	$8	$514	$529
Corporate and other	(46)	5	(41)	(37)	(40)	—	(37)	(40)
Total operating income	423	20	443	468	482	8	476	490	8 - 11%

Interest expense	(47)	—	(47)	(52)	(54)	—	(52)	(54)
Other income, net	13	4	17	27	28	—	27	28
Earnings before income taxes	389	24	413	443	455	8	451	463
Provision for income taxes	(95)	(4)	(99)	(106)	(109)	(2)	(108)	(111)
Net earnings	294	20	314	337	346	6	343	352

Diluted earnings per share	$7.62	$0.51	$8.13	$8.75	$8.99	$0.16	$8.90	$9.15	10 - 13%
Diluted shares outstanding	38.6		38.6	38.5	38.5		38.5	38.5
Effective tax rate	24.4%		24.0%	24.0%	24.0%		24.0%	24.0%

Operating margins:
Aerospace & Industrial	16.4%		16.5%	16.7%	16.9%		16.7%	16.9%	20 - 40 bps
Defense Electronics	22.4%		22.4%	23.0%	23.2%		23.0%	23.2%	60 - 80 bps
Naval & Power	17.2%		18.6%	16.8%	16.9%		17.5%	17.7%	(110) - (90) bps
Total operating margin	16.6%		17.3%	17.2%	17.3%		17.4%	17.6%	10 - 30 bps

Free cash flow	$257	$39	$296	$360	$390	$10	$370	$400	25 - 36%

Notes: Full year amounts may not add due to rounding.

(1) 2022 Adjusted financials exclude the impact of first year purchase accounting adjustments, the loss on sale of our German valves business, costs associated with shareholder activism and pension settlement charges related to the retirement of two former executives.

(2) 2023 Adjusted financials exclude the impact of first year purchase accounting adjustments.

(3) Free Cash Flow is defined as cash flow from operations less capital expenditures. 2022 Adjusted Free Cash Flow excluded one-time pension settlement payments of $24 million and a legal settlement payment of $15 million. 2023 Adjusted Free Cash Flow guidance excludes a legal settlement payment of $10 million.

CURTISS-WRIGHT CORPORATION
2023 Sales Growth Guidance by End Market
As of August 2, 2023

	2023 % Change vs. 2022 Adjusted(1)

	Prior	Current	% Total Sales
Aerospace & Defense Markets
Aerospace Defense	9 - 11%	9 - 11%	20%
Ground Defense	4 - 6%	16 - 18%	9%
Naval Defense	4 - 6%	6 - 8%	27%
Commercial Aerospace	5 - 7%	9 - 11%	11%
Total Aerospace & Defense	6 - 8%	9 - 11%	67%

Commercial Markets
Power & Process	Flat	3 - 5%	18%
General Industrial	2 - 4%	3 - 5%	16%
Total Commercial	0 - 2%	3 - 5%	33%

Total Curtiss-Wright Sales	4 - 6%	7 - 9%	100%

Note: Sales percentages may not add due to rounding.
(1) 2023 and 2022 Sales include the contribution from the engineered arresting systems business, acquired on June 30, 2022, to the Aerospace Defense market.

About Curtiss-Wright Corporation

Curtiss-Wright Corporation (NYSE:CW) is a global integrated business that provides highly engineered products, solutions and services mainly to Aerospace & Defense markets, as well as critical technologies in demanding Commercial Power, Process and Industrial markets. We leverage a workforce of approximately 8,400 highly skilled employees who develop, design and build what we believe are the best engineered solutions to the markets we serve. Building on the heritage of Glenn Curtiss and the Wright brothers, Curtiss-Wright has a long tradition of providing innovative solutions through trusted customer relationships. For more information, visit www.curtisswright.com.

Certain statements made in this press release, including statements about future revenue, financial performance guidance, quarterly and annual revenue, net income, operating income growth, future business opportunities, cost saving initiatives, the successful integration of the Company’s acquisitions, and future cash flow from operations, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements present management's expectations, beliefs, plans and objectives regarding future financial performance, and assumptions or judgments concerning such performance. Any discussions contained in this press release, except to the extent that they contain historical facts, are forward-looking and accordingly involve estimates, assumptions, judgments and uncertainties. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Such risks and uncertainties include, but are not limited to: a reduction in anticipated orders; an economic downturn; changes in the competitive marketplace and/or customer requirements; a change in government spending; an inability to perform customer contracts at anticipated cost levels; and other factors that generally affect the business of aerospace, defense contracting, electronics, marine, and industrial companies. Such factors are detailed in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2022, and subsequent reports filed with the Securities and Exchange Commission.

This press release and additional information are available at www.curtisswright.com.

Contacts

Jim Ryan
(704) 869-4621
Jim.Ryan@curtisswright.com